Fourth Quarter & FY 2020 Conference Call Exhibit 99.2

Safe Harbor Statement This presentation contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Page 2 | Fourth Quarter & FY 2020 Results | 03.03.2021

Summary Highlights Fourth Quarter & FY 2020 Business Update • Record fourth quarter global ingredients EBITDA of $146.3 million lead by a strong performance in our feed segment • 2020 combined adjusted EBITDA totaled a record $841.5 million • Q4-2020 adjusted net income of $75.3 million, adjusted EPS of $0.45 per diluted share; FY-2020 adjusted net income of $327.4 million, adjusted EPS of $1.96 per diluted share exclusive of the $30.6 million after-tax restructuring and asset impairment charge related to the shutdown of biodiesel plants located in Montreal, Quebec and Butler Kentucky • DGD sold a record 288 million gallons for 2020 at an average $2.34 EBITDA/gallon, generating $675 million total EBITDA • Reduced term loan B balance by $195 million to $300 million outstanding as of January 2, 2021 • 2020 ESG report issued with targets to reduce energy & water usage 5% on a per unit bases by 2025 • Three new Peptan hydrolyzed collagen production facilities online in 2020 • Repurchased approximately 2.2 million shares of common stock in 2020 • Amended and extended $1.0 billion revolver until September 2025 • DGD Port Arthur FID approved in January 2021. Construction is underway with commissioning expected in the second half of 2023 Page 3 | Fourth Quarter & FY 2020 Results | 03.03.2021

Financial Highlights Balance Sheet (in millions, except ratio data) As of 01/02/2021 As of 12/28/2019 Cash (including restricted) $81.7 $73.0 Revolver availability $893.9 $911.9 Net working capital $257.5 $246.9 Total debt $1,508.1 $1,649.4 Leverage ratio (2) 1.90x 3.18x Capital expenditures $280.1 $359.5 Financials (in millions, except per share data) Q4-2020 Q4-2019 FY 2020 FY 2019 Net sales $1,019.8 $859.4 $3,571.9 $3,363.9 Gross margin 248.6 218.9 883.1 774.8 Gross margin % 24.4% 25.5% 24.7% 23.0% Net income(1) $44.7 $242.6 $296.8 $312.6 EPS diluted $0.27 $1.44 $1.78 $1.86 Adj. net income(1) $75.3 $50.1 $327.4 $226.0 Adj. EPS diluted(1) $0.45 $0.30 $1.96 $1.34 $110 $126 $122 $146 $504 $104 $69 $96 $68 $337 $0 $150 $300 $450 $600 $750 Q1 Q2 Q3 Q4 FY 2020 Global Ingredients DGD $213.3 $195.2 $218.5 $841.5 (In millions) 2020 Combined adjusted EBITDA $214.5 (1) Q4 2019 net income includes approximately $193 million of retroactive 2018 and the first none months of 2019 BTC. Q4 and FY 2020 results adjusted to exclude the $30.6 million after-tax restructuring and asset impairment charge related to the shutdown of 2 biodiesel plants. Q4-19 adjusted net income excludes 2018 and first nine months of 2019 retroactive BTC. FY 2019 adjusted net income excludes retroactive 2018 BTC. (2) Leverage ratio calculated per bank covenant Page 4 | Fourth Quarter & FY 2020 Results | 03.03.2021 $445 $456 $428 $428 $504 $350 $370 $390 $410 $430 $450 $470 $490 $510 $530 2016 2017 2018 2019 2020 $ in m ill io n s Global Ingredients Business Proforma Adjusted EBITDA 2017 & 2018 Darling BTC moved to the period earned

Financial Highlights Financials (in millions) Q4-2020 Q4-2019 FY-2020 FY-2019 Segment EBITDA Feed $90.2 $56.8 $317.8 $258.2 Food 49.8 37.5 167.1 157.1 Fuel (2) 89.0 118.7 411.9 $369.1 Corporate (14.5) (19.7) (55.3) (57.9) Total Combined adjusted EBITDA (2) $214.5 $193.3 $841.5 $739.7 (1) FY 2019 excludes the $13.1 million gain on an asset sale in China (2) Fuel segment and total combined adjusted EBITDA exclude retroactive 2018 BTC in Q4 2019 and first 9 months BTC. 4Q 2020 turnaround at DGD resulted in lower gallons sold vs 4Q 2019 (1) Page 5 | Fourth Quarter & FY 2020 Results | 03.03.2021 Feed 35% Food 19% Fuel 46% FY 2020 % of Total EBITDA by Segment (before corporate) 968 1,026 1,072 1,161 1,163 1,221 317 316 314 345 343 308 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2015 2016 2017 2018 2019 2020 Darling Production Volumes (000's metic tons) Animal Fats Used Cooking Oil 2021 EBITDA Guidance Low High (in millions) By Segment Feed $380 $400 Food 180 190 Fuel* 400 420 Corporate (60.0) (60.0) Total Combined adjusted EBITDA $900 $950 *(Estimating DGD @ 300-310 mmg @ $2.25/gallon for '21)

Feed Segment

US$ (in millions)	4Q 2020	4Q2019	FY 2020	FY 2019
Net Sales	$ 572,764	$ 490,317	$ 2,072,104	$ 1,970,561
Cost of sales and operating expenses	426,593	375,990	1,544,524	1,519,596
Gross Margin	$ 146,171	$ 114,327	$ 527,580	$ 450,965
Loss/(gain) on sale of assets	(275)	(377)	19	(7,720)
Selling, general and administrative expenses	56,289	57,872	209,748	200,487
Depreciation and amortization	61,218	55,185	221,187	203,456
Segment operating income	$ 28,939	$ 1,647	$ 96,626	$ 54,742
Equity in net income of unconsolidated subsidiaries	$ 726	$ 1,515	$ 3,193	$ 428
Segment Income	$ 29,665	$ 3,162	$ 99,819	$ 55,170
Segment EBITDA	**$ 90,157**	**$ 56,832**	**$ 317,813**	**$ 258,198**
Raw material processed (mmts)	2.37	2.21	8.95	8.74

Key Drivers:

- Solid growth in overall feed segment sales quarter over quarter and year over year. Lead by a 7.2% improvement in raw material processed for 4Q and 2.4% increase in raw material processed for 2020 over 2019
- UCO volumes continue to run approximately 10% below historical levels, UCO pricing did improve offsetting some of the lost volume due to the impact of COVID 19 on the restaurant industry
- Fat prices (BFT & YG) were mixed for 2020 compared to a year ago. BFT average price finished 2020 12.1% higher than 2019 while YG was flat in 2020 compared to the prior year. Protein pricing (MBM) was also higher for 2020 by 13.2% compared to 2019

Change in Net Sales - 2019 to 2020 Twelve Months Ended	Rendering Sales							
	Fats	Proteins	Other Rendering	Total Rendering	Used Cooking Oil	Bakery	Other	Total
Net Sales Twelve Months Ended December 28, 2019	$ 584.3	$ 791.3	$ 167.9	$ 1,543.5	$ 185.7	$ 191.6	$ 49.8	$ 1,970.6
Changes:								
Increase/(Decrease) in sales volumes	66.6	20.2	-	86.8	(11.7)	(0.6)	-	74.5
Increase/(Decrease) in finished product prices	10.5	16.1	-	26.6	2.8	(7.2)	-	22.2
Increase/(Decrease) due to currency exchange rates	0.3	2.6	0.1	3.0	(0.1)	-	-	2.9
Other change	-	-	10.6	10.6	-	-	(8.7)	1.9
Total Change:	77.4	38.9	10.7	127.0	(9.0)	(7.8)	(8.7)	101.5
Net Sales Twelve Months Ended January 2, 2021	$ 661.7	$ 830.2	$ 178.6	$ 1,670.5	$ 176.7	$ 183.8	$ 41.1	$ 2,072.1

Page 6 | Fourth Quarter & FY 2020 Results | 03.03.2021

DARLING INGREDIENTS

Food Segment Page 7 | Fourth Quarter & FY 2020 Results | 03.03.2021 • Second half of 2020 Peptan sales were 16% higher than the first half of 2020. Peptan sales continues to show growth into 2021. • Excluding the gain on the sale of assets in 2019, 2020 EBITDA improved 6.4% over the previous year and 4Q 2020 EBITDA was 32.7% better than 4Q 2019 Key Drivers: $130.5 $131.9 $129.7 $157.1 $167.1 $0 $50 $100 $150 $200 2016 2017 2018 2019 2020 Food Segment 5 Year EBITDA EBITDA 80% 12% 8% 2020 % of Sales Breakdown Collagen Edible fats Other products 1) FY 2019 excludes the $13.1 million gain on an asset sale in China US$ (in millions) 4Q 2020 4Q2019 FY 2020 FY 2019 Net Sales 344,631$ 288,619$ 1,185,701$ 1,119,085$ Cost of sales and operating expenses 268,348 221,527 920,682 864,618 Gross Margin 76,283$ 67,092$ 265,019$ 254,467$ Loss/(gain) on sale of assets 512 343 482 (13,175) Selling, general and administrative expenses 25,999 29,234 97,406 97,363 Depreciation and amortization 22,826 20,556 83,752 79,671 Segment operating income 26,946$ 16,959$ 83,379$ 90,608$ Equity in net income of unconsolidated subsidiaries -$ -$ -$ -$ Segment Income 26,946$ 16,959$ 83,379$ 90,608$ Segment EBITDA 49,772$ 37,515$ 167,131$ 157,104$ Raw material processed (mmts) 0.3 0.3 1.1 1.1 (1) (1)

Fuel Segment (Includes Diamond Green Diesel JV consolidated EBITDA)

US$ (in millions)	4Q 2020	4Q2019	FY 2020	FY 2019
Net Sales	$ 102,443	$ 80,492	$ 314,118	$ 274,259
Cost of sales and operating expenses	76,250	43,016	223,609	204,871
Gross Margin	$ 26,193	$ 37,476	$ 90,509	$ 69,388
Loss/(gain) on sale of assets	(22)	297	(75)	313
Selling, general and administrative expenses	5,369	2,179	16,014	2,762
Restructuring and asset impairment charges	38,167		38,167	
Depreciation and amortization	9,513	7,891	34,218	31,946
Equity in net income of Diamond Green Diesel	62,684	270,062	315,095	364,452
Segment operating income	$ 35,850	$ 297,171	$ 317,280	$ 398,819
Equity in net income of unconsolidated subsidiaries	$ -	$ -	$ -	$ -
Segment Income	$ 35,850	$ 297,171	$ 317,280	$ 398,819
Segment EBITDA	**$ 20,846**	**$ 35,000**	**$ 74,570**	**$ 66,313**
DGD adjusted EBITDA (Darling's Share)	**$ 68,171**	**$ 276,146**	**$ 337,348**	**$ 389,416**
Segment EBITDA (1) (2)	**$ 89,017**	**$ 311,146**	**$ 411,918**	**$ 455,729**
Raw material processed (mmts) *	0.4	0.3	1.3	1.3

Diamond Green Diesel

DIAMOND GREEN DIESEL

US$ and gallons (in millions)	4Q 2020	4Q2019	FY 2020	FY 2019
EBITDA (Entity) - in quarter recorded w/no BTC	$ 79.8	$ 121.7	$ 386.0	$ 348.3
EBITDA (Entity) - BTC adjusted to when earned	$ 136.6	$ 198.2	$ 675.0	$ 623.0
Pro forma Adjusted EBITDA (Darling's share)	$ 68.3	$ 99.1	$ 337.4	$ 311.5
Total gallons produced	60.5	77.9	289.3	274.6
Total gallons sold/shipped	56.8	77.1	288.0	276.9
EBITDA per gallon sold	$2.40	$2.57	$2.34	$2.25

Key Drivers:

- Q4-2020 **Combined adjusted EBITDA** of $89.1 million, with DGD earning $2.40 per gallon on 56.8 million gallons sold
- DGD turnaround in October lowered the production gallons for the quarter, but DGD still sold record number 288 million gallons in 2020
- European green bioenergy 2020 results best in our history
- Darling approved the shutdown of its two biodiesel plant operations in December 2020. There are no plans to reopen the Montreal, Quebec and Butler Kentucky due to unfavorable biodiesel economics
- DGD II – Norco, LA expansion is on track to startup in Q4-2021, adding 400 million gallons. The current production run rate at Norco, LA has been raised to 290 million gallons of production capacity
- DGD Port Arthur location FID made in Jan. 2021 and is expected to be operational in the second half of 2023



DGD Annual EBIDTA per Gallon
$1.09
$1.53
$2.18
$2.25
$2.34
2016
2017
2018
2019
2020

(1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA.
* Excludes feed stock (raw material) processed at the DGD joint venture.
(2) Q4-19 and fiscal 2019 EBITDA includes retroactive BTC for 2018 & 2019. BTC was recognized in Q4-19

Page 8 | Fourth Quarter & FY 2020 Results | 03.03.2021

DARLING INGREDIENTS

January 2021 400-million-gallon expansion Existing 290-million-gallon plant Page 9 | Fourth Quarter & FY 2020 Results | 03.03.2021

Appendix Additional Information

California LCFS & RIN value history



Average LCFS Carbon Credit Price
Weighted Ave Price (USD/MT)
$250
$200
$150
$100
$50
$-
Apr-16 Jun-16 Aug-16 Oct-16 Dec-16 Feb-17 Apr-17 Jun-17 Aug-17 Oct-17 Dec-17 Feb-18 Apr-18 Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 Jun-19 Aug-19 Oct-19 Dec-19 Feb-20 Apr-20 Jun-20 Aug-20 Oct-20 Dec-20



Platts Biodiesel RIN Values (Year 1, cents/gal)
Source: Platts via Bloomberg
D4 - Biomass-Based Diesel
D6 - Ethanol
130
120
110
100
90
80
70
60
50
40
30
20
10
0
Jan-17 Mar-17 May-17 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 May-20 Jul-20 Sep-20 Nov-20 Jan-21
StoneX

Source: https://ww3.arb.ca.gov/fuels/lcfs/credit/lrtweeklycreditreports.htm

Page 11 | Fourth Quarter & FY 2020 Results | 03.03.2021

Feed Segment - Historical (1) Does not include Unconsolidated Subsidiaries EBITDA Page 12 | Fourth Quarter & FY 2020 Results | 03.03.2021 US$ (in millions) Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Q2-2020 Q3-2020 Q4-2020 Total 2020 Net Sales 495.8$ 487.4$ 497.0$ 490.4$ 1,970.6$ 512.6$ 503.7$ 483.0$ 572.8$ 2,072.1$ Gross Margin 109.0 110.5 117.2 114.3 451.0 124.2 135.8 121.4 146.2 527.6 Gross Margin % 22.0% 22.7% 23.6% 23.3% 22.9% 24.2% 27.0% 25.1% 25.5% 25.5% Loss/(gain) on sale of assets (4.4) (0.5) (2.4) (0.4) (7.7) 0.1 0.1 0.2 (0.3) - SG&A 48.8 46.5 47.3 57.9 200.5 53.9 50.5 49.0 56.3 209.7 SG&A Margin % 9.8% 9.5% 9.5% 11.8% 10.2% 10.5% 10.0% 10.2% 9.8% 10.1% Operating Income 15.2 15.8 22.1 1.6 54.7 16.7 32.5 18.5 28.9 96.6 Adj. EBITDA (1) 64.5$ 64.5$ 72.3$ 56.8$ 258.2$ 70.2$ 85.2$ 72.3$ 90.2$ 317.8$ Adj. EBITDA Margin % 13.0% 13.2% 14.5% 11.5% 13.2% 13.7% 16.9% 15.0% 15.7% 15.3% Raw Material Processed (mmts) 2.18 2.16 2.19 2.21 8.74 2.24 2.15 2.18 2.37 8.95

Historical Pricing

Jacobson, Wall Street Journal and Thomson Reuters

Avg. Jacobsen Prices	January	February	March	Q1Avg.	April	May	June	Q2 Avg.	July	August	September	Q3 Avg.	October	November	December	Q4 Avg.	Avg.
BFT - Chicago Renderer / cwt	$31.26	$35.21	$31.86	$32.70	$30.78	$33.98	$24.86	$29.94	$23.86	$30.60	$32.07	$29.04	$32.00	$33.00	$36.41	$34.24	$31.48
YG - IL / cwt	$22.00	$24.22	$22.73	$22.92	$20.67	$21.78	$18.33	$20.18	$17.60	$18.70	$22.37	$19.48	$23.50	$24.72	$26.23	$25.22	$21.95
Choice White Grease - IL / cwt	$25.81	$29.13	$26.36	$27.02	$26.53	$26.95	$22.77	$25.34	$21.00	$25.68	$28.08	$24.92	$29.02	$28.89	$36.41	$31.44	$31.48
Poultry Fat - Southeast / cwt	$28.50	$28.50	$28.00	$28.32	$29.23	$30.00	$26.52	$28.54	$25.50	$27.41	$29.04	$27.32	$30.06	$33.24	$36.86	$33.39	$29.43
Poultry Grease - Mid South / cwt	$25.71	$26.50	$25.60	$25.90	$24.57	$23.95	$22.18	$23.52	$22.07	$23.05	$24.23	$23.12	$25.97	$28.45	$35.66	$30.03	$29.88
Distiller's Corn Oil - IL / cwt	$25.05	$28.04	$27.70	$26.91	$29.04	$26.98	$23.08	$26.29	$21.57	$24.50	$28.38	$24.82	$30.98	$33.07	$35.26	$33.10	$28.82
Corn - Decatur, IL / bushel	$4.02	$3.96	$3.73	$3.90	$3.21	$3.22	$3.37	$3.26	$3.46	$3.06	$3.77	$3.55	$3.99	$4.36	$4.56	$4.29	$3.75
MBM - IL / ton	$230.0	$231.6	$248.6	$237.1	$306.8	$326.6	$240.7	$290.4	$208.64	$208.57	$224.17	$212.91	$268.75	$317.11	$331.59	$305.29	$261.43
MBM - CA / ton	$165.8	$190.3	$207.5	$188.1	$220.0	$218.5	$205.0	$214.5	$190.70	$190.00	$191.90	$190.87	$234.32	$247.37	$278.75	$253.48	$211.77
Pork Meal - IA IL / ton	$195.0	$198.7	$229.9	$208.5	$369.3	$332.5	$214.1	$304.1	$205.00	$208.57	$223.81	$212.46	$298.60	$306.84	$315.00	$306.81	$257.79
Feed Grade PM - Carolina / ton	$220.0	$220.0	$239.8	$227.0	$300.0	$304.0	$259.1	$287.5	$245.00	$245.00	$245.00	$245.00	$275.23	$314.74	$345.00	$311.66	$267.70
Feed Grade PM - Mid South / ton	$215.0	$215.0	$245.7	$225.7	$269.3	$298.3	$241.4	$257.0	$225.00	$225.00	$229.29	$226.07	$252.73	$283.16	$315.00	$283.65	$251.13
Pet Food PM - SE / ton	$447.0	$471.1	$583.0	$502.6	$653.6	$690.6	$625.0	$656.6	$585.23	$527.38	$548.21	$553.61	$626.70	$731.05	$797.16	$718.30	$607.65
Pet Food PM - Mid South / ton	$471.0	$550.0	$598.9	$540.4	$660.7	$729.4	$647.7	$679.1	$610.80	$555.95	$578.57	$581.80	$667.05	$732.90	$799.43	$733.12	$633.61
Feather meal - AL GA / ton	$270.0	$270.0	$277.3	$272.6	$280.0	$280.0	$248.6	$269.0	$240.00	$248.93	$275.71	$254.88	$307.73	$374.74	$405.45	$362.64	$289.51
Feather meal - Mid South / ton	$279.1	$280.0	$288.0	$282.5	$303.2	$333.8	$268.4	$300.9	$252.10	$264.29	$289.29	$267.91	$338.41	$407.89	$470.45	$405.58	$314.20
Blood Meal - Ruminant MO River / ton	$802.4	$912.5	$943.8	$886.3	$973.8	$965.1	$665.6	$863.2	$527.73	$540.12	$557.14	$541.66	$742.61	$811.84	$846.59	$800.35	$771.37
D4 RINs (B20)	$0.40	$0.50	$0.50	$0.50	$0.52	$0.54	$0.57	$0.43	$0.60	$0.65	$0.76	$0.67	$0.80	$0.87	$0.97	$0.88	$0.64

Comparison	2020				Q3-2020	Q4-2020	%	Q4-2019	Q4-2020	%	FY 2019	FY 2020	%
	Q1Avg.	Q2 Avg.	Q3 Avg.	Q4 Avg.	Avg.	Avg.	Change	Avg.	Avg.	Change	Avg.	Avg.	Change
BFT - Chicago Renderer / cwt	$32.70	$29.94	$28.84	$34.24	$29.04	$34.24	17.91%	$25.62	$34.24	33.65%	$28.08	$31.48	12.09%
YG - IL / cwt	$22.92	$20.18	$19.56	$25.22	$19.48	$25.22	29.47%	$20.39	$25.22	23.69%	$22.01	$21.95	-0.27%
Choice White Grease - IL / cwt	$27.02	$25.34	$24.92	$31.44	$24.92	$31.44	26.17%	$23.21	$31.44	35.46%	$25.48	$31.48	23.53%
Poultry Grease - SE / cwt	$28.32	$28.54	$27.32	$33.39	$27.32	$33.39	22.23%	$28.56	$33.39	16.90%	$30.13	$29.43	-2.32%
Poultry Grease - Mid South / cwt	$25.90	$23.52	$23.12	$30.03	$23.12	$30.03	29.89%	$24.09	$30.03	24.64%	$25.61	$29.88	16.65%
Distiller's Corn Oil - IL / cwt	$26.91	$26.29	$24.82	$33.10	$24.82	$33.10	33.39%	$22.73	$33.10	45.63%	$24.26	$28.82	18.79%
Corn - Decatur, IL / bushel	$3.90	$3.26	$3.43	$4.29	$3.55	$4.29	20.85%	$3.98	$4.29	7.79%	$3.95	$3.75	-4.96%
MBM - IL / ton	$237.10	$290.42	$213.79	$305.29	$212.91	$305.29	43.39%	$230.01	$305.29	32.73%	$230.85	$261.43	13.25%
MBM - CA / ton	$188.11	$214.49	$190.87	$253.48	$190.87	$253.48	32.80%	$164.60	$253.48	54.00%	$174.53	$211.77	21.33%
Pork Meal - IA IL / ton	$208.51	$304.09	$212.46	$306.81	$212.46	$306.81	44.41%	$193.54	$306.81	58.53%	$208.21	$257.79	23.81%
Feed Grade PM - Carolina / ton	$227.02	$287.46	$245.00	$311.66	$245.00	$311.66	27.21%	$231.01	$311.66	34.91%	$251.08	$267.70	6.62%
Feed Grade PM - Mid South / ton	$225.73	$256.99	$226.43	$283.65	$226.07	$283.65	25.47%	$223.46	$283.65	26.94%	$241.37	$251.13	4.04%
Pet Food PM - SE / ton	$502.62	$656.58	$553.61	$718.30	$553.61	$718.30	29.75%	$395.86	$718.30	81.45%	$540.42	$607.65	12.44%
Pet Food PM - Mid South / ton	$540.44	$679.08	$581.77	$733.12	$581.80	$733.12	26.01%	$408.75	$733.12	79.36%	$522.39	$633.61	21.29%
Feathermeal - AL GA / ton	$272.60	$269.00	$254.88	$362.64	$254.88	$362.64	42.28%	$276.71	$362.64	31.05%	$339.80	$289.51	-14.80%
Feathermeal - Mid South / ton	$282.50	$300.90	$268.56	$405.58	$267.91	$405.58	51.39%	$283.81	$405.58	42.91%	$352.87	$314.20	-10.96%
Blood Meal - Ruminant MO River / ton	$886.30	$863.22	$541.66	$800.35	$541.66	$800.35	47.76%	$634.06	$800.35	26.23%	$647.98	$771.37	19.04%
D4 Rins	$0.50	$0.43	$0.67	$0.88	$0.67	$0.88	31.21%	$0.56	$0.88	57.25%	$0.47	$0.64	35.59%

Page 13 | Fourth Quarter & FY 2020 Results | 03.03.2021

DARLING INGREDIENTS

Food Segment - Historical (1) Adjusted for the $13.1 million gain on the asset sale in China for Q2-19 and FY-19 Page 14 | Fourth Quarter & FY 2020 Results | 03.03.2021 US$ (in millions) Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Q2-2020 Q3-2020 Q4-2020 Total 2020 Net Sales 279.2$ 274.8$ 276.5$ 288.6$ 1,119.1$ 270.3$ 278.9$ 291.8$ 344.6$ 1,185.7$ Gross Margin 65.1 60.4 61.8 67.2 254.5 64.9 58.8 65.1 76.3 265.0 Gross Margin % 23.3% 22.0% 22.4% 23.3% 22.7% 24.0% 21.1% 22.3% 22.1% 22.4% Loss/(gain) on sale of assets 0.1 (13.4) (0.2) 0.3 (13.2) - - 0.0 0.5 0.5 SG&A 21.9 23.4 22.8 29.3 97.4 25.5 22.6 23.4 26.0 97.4 SG&A Margin % 7.8% 8.5% 8.2% 10.2% 8.7% 9.4% 8.1% 8.0% 7.5% 8.2% Operating Income 23.6 30.5 19.5 17.0 90.6 19.1 16.3 21.1 26.9 83.4 Adj. EBITDA (1) 43.2$ 37.1$ 39.3$ 37.5$ 157.1$ 39.4$ 36.3$ 41.7$ 49.8$ 167.1$ Adj. EBITDA Margin % 15.5% 13.5% 14.2% 13.0% 14.0% 14.6% 13.0% 14.3% 14.4% 14.1% Raw Material Processed (mmts) 0.3 0.3 0.3 0.3 1.1 0.3 0.3 0.3 0.3 1.1

Fuel Segment - Historical

US$ (in millions)	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020	Q2-2020	Q3-2020	Q4-2020	Total 2020
Net Sales	$ 60.1	$ 65.0	$ 68.6	$ 80.6	$ 274.3	$ 69.9	$ 66.0	$ 75.7	$ 102.4	$ 314.1
Gross Margin	10.0	11.7	10.1	37.6	69.4	16.9	21.8	25.7	26.2	90.5
Gross Margin %	16.7%	18.0%	14.7%	46.7%	25.3%	24.2%	32.9%	33.9%	25.6%	28.8%
Loss/(gain) on sale of assets	-	-	-	0.3	0.3	-	(0.0)	(0.1)	(0.0)	(0.1)
SG&A	(0.8)	0.4	0.9	2.3	2.8	1.6	4.0	5.0	5.4	16.0
Depreciation and amortization	7.8	8.4	7.9	7.8	31.9	8.1	8.0	8.6	9.5	34.2
Equity in net incomeof DGD	24.3	38.1	32.0	270.1	364.5	97.8	63.5	91.1	62.7	315.1
Segment Income	27.3	41.1	33.3	297.2	398.8	105.0	73.3	103.1	35.9	317.3
Segment EBITDA	10.8	11.4	9.2	35.0	66.3	15.3	17.8	20.7	20.8	74.6
DGD adjusted EBITDA (Darling's Share)	29.8	43.8	39.5	276.2	389.4	103.6	69.1	96.4	68.2	337.3
Combined Adj. EBITDA (1)	$ 40.6	$ 55.2	$ 48.7	$ 311.2	$ 455.7	$ 118.9	$ 86.9	$ 117.1	$ 89.0	$ 411.9
Raw Material Processed* (mmts)	0.3	0.3	0.3	0.3	1.3	0.3	0.3	0.3	0.4	1.3

Diamond Green Diesel (50% Joint Venture)

US$ and gallons (in millions)	Q1-2018	Q2-2018	Q3-2018	Q4-2018	Total 2018	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020	Q2-2020	Q3-2020	Q4-2020	Total 2020
EBITDA (Entity) - in quarter recorded w/no BTC	$ 39.7	$ 36.3	$ 1.0	$ 110.6	$ 187.6	$ 59.7	$ 87.8	$ 79.1	$ 121.7	$ 348.3	$ 127.3	$ 66.0	$ 112.9	$ 79.5	$ 385.7
EBITDA (Entity) - BTC adjusted to when earned	$ 72.8	$ 70.8	$ 23.9	$ 176.1	$ 343.5	$ 130.2	$ 157.2	$ 137.3	$ 198.2	$ 623.0	$ 207.3	$ 138.2	$ 192.9	$ 136.3	$ 674.7
Pro forma Adjusted EBITDA (Darling's share)	$ 36.4	$ 35.4	$ 11.9	$ 88.0	$ 171.7	$ 65.1	$ 78.6	$ 68.6	$ 99.1	$ 311.5	$ 103.6	$ 69.1	$ 96.4	$ 68.2	$ 337.3
Total gallons produced	37.1	33.2	17.2	72.8	160.3	67.6	73.2	55.9	77.9	274.6	77.0	74.5	77.3	60.5	289.3
Total gallons sold/shipped	33.4	34.8	23.1	66.1	157.4	71.1	70.0	58.7	77.1	276.9	78.9	72.3	80.0	56.8	288.0
EBITDA per gallon sold/shipped	$ 2.18	$ 2.03	$ 1.03	$ 2.66	$ 2.18	$ 1.83	$ 2.25	$ 2.34	$ 2.57	$ 2.25	$ 2.63	$ 1.91	$ 2.41	$ 2.40	$ 2.34

(1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA.
* Excludes feed stock (raw material) processed at the DGD joint venture.

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DARLING INGREDIENTS

Non-U.S. GAAP Measures Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes that were outstanding at January 2, 2021. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Page 16 | Fourth Quarter & FY 2020 Results | 03.03.2021

Adjusted EBITDA

Adjusted EBITDA *(U.S. dollars in thousands)*	Three Months Ended January 2, 2021		Three Months Ended December 28, 2019	Twelve Months Ended January 2, 2021		Twelve Months Ended December 28, 2019
Net income attributable to Darling	$ 44,745		$ 242,609	$ 296,819		$ 312,600
Depreciation and amortization	96,467		86,453	350,178		325,510
Interest expense	16,883		18,586	72,686		78,674
Income tax expense	10,231		35,567	53,289		59,467
Restructuring and asset impairment charges	38,167		-	38,167		-
Foreign currency loss	1,581		657	2,290		1,311
Other (income) expense, net	256		(487)	5,534		6,671
Debt extinguishment costs	-		-	-		12,126
Gain on disposal of subsidiaries	-		(2,967)	-		(2,967)
Equity in net income of Diamond Green Diesel	(62,684)		(270,062)	(315,095)		(364,452)
Equity in net income of unconsolidated subsidiaries	(726)		(1,515)	(3,193)		(428)
Net income attributable to noncontrolling interests	1,394		837	3,511		8,367
Adjusted EBITDA (Non-GAAP)	$ 146,314		$ 109,678	$ 504,186		$ 436,879
Foreign currency exchange impact	(6,826)	*(1)*	-	(6,419)	*(2)*	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 139,488		$ 109,678	$ 497,767		$ 436,879
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 68,171		$ 276,146	$ 337,348		$ 389,416
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$ 214,485		$ 385,824	$ 841,534		$ 826,295

(1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended January 2, 2021 of €1.00:USD$1.19 and CAD$1.00:USD$0.77, as compared to the average rate for the three months ended December 28, 2019 of €1.00:USD$1.11 and CAD$1.00:USD$0.75, respectively.

(2) The average rate assumption used in this calculation was the actual fiscal average rate for the twelve months ended January 2, 2021 of €1.00:USD$1.14 and CAD$1.00:USD$0.75, as compared to the average rate for the twelve months ended December 28, 2019 of €1.00:USD$1.12 and CAD$1.00:USD$0.75, respectively.

For the twelve months ended December 28, 2019, Adjusted EBITDA included a gain on the sale of assets of approximately $20.8 million.

Page 17 | Fourth Quarter & FY 2020 Results | 03.03.2021

DARLING INGREDIENTS

Upcoming IR Events • Roth Capital Conference- 3.15.21 • BNP Exane Conference– 3.17.21 • Gabelli Conference – 3.18.21 Page 18 | Fourth Quarter & FY 2020 Results | 03.03.2021

Thank you